Exhibit 10.1

SECOND AMENDMENT AND JOINDER

TO THE

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

AND

AMENDMENT TO THE PERFORMANCE GUARANTY

This SECOND AMENDMENT AND JOINDER TO THE THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT TO THE PERFORMANCE GUARANTY, dated as of May 1, 2009 (this “Amendment”), is among:

(i) CARDINAL HEALTH FUNDING, LLC, a Nevada limited liability company (the “Seller”);

(ii) GRIFFIN CAPITAL, LLC, a Nevada limited liability company (“Griffin” and, together with the Seller, the “Seller Parties” and each, a “Seller Party”);

(iii) RANGER FUNDING COMPANY LLC (“Ranger”), as a Conduit;

(iv) BANK OF AMERICA, N.A. (“BofA”), as the Related Financial Institution for Ranger and as the Managing Agent for Ranger’s Purchaser Group;

(v) WINDMILL FUNDING CORPORATION (“Windmill”), as a Conduit;

(vi) THE ROYAL BANK OF SCOTLAND PLC (as successor to ABN AMRO Bank N.V.) (“RBS”), as the Related Financial Institution for Windmill and as the Managing Agent for Windmill’s Purchaser Group;

(vii) ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit;

(viii) CALYON NEW YORK BRANCH (“Calyon”), as the Related Financial Institution for Atlantic and as the Managing Agent for Atlantic’s Purchaser Group;

(ix) VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit;

(x) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMUNY”), as the Related Financial Institution for Victory, as Managing Agent for Victory’s Purchaser Group and as the Agent (in such capacity, the “Agent”); and

(xi) CARDINAL HEALTH, INC. (the “Performance Guarantor”), an Ohio corporation.

Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Receivables Purchase Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, the Seller, Griffin, as initial Servicer, Ranger, as a Conduit, BofA, as Related Financial Institution for Ranger and as Managing Agent for Ranger’s Purchaser Group, Windmill, as a Conduit, RBS, as Related Financial Institution for Windmill and as Managing Agent for Windmill’s Purchaser Group, Victory, as a Conduit, and BTMUNY, as Related Financial Institution for Victory, Managing Agent for Victory’s Purchaser Group and as Agent, are parties to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, each of Atlantic, as a Conduit, and Calyon, as Related Financial Institution for Atlantic and as Managing Agent for Atlantic’s Purchaser Group, desires to become a party to the Receivables Purchase Agreement;

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement as set forth herein;

WHEREAS, in connection with the transactions contemplated by the Receivables Purchase Agreement, the Performance Guarantor executed and delivered that certain Second Amended and Restated Performance Guaranty, dated as of June 20, 2007, in favor of the Seller (as amended, supplemented or otherwise modified from time to time, the “Performance Guaranty”);

WHEREAS, the Performance Guarantor has advised the Agent and the Managing Agents that it plans to (i) cause CareFusion Corporation, a wholly-owned Subsidiary of the Performance Guarantor and one or more of the Performance Guarantor’s other Subsidiaries (CareFusion Corporation and such other Subsidiary(ies), collectively, the “Spin Entity”) to borrow up to $2.0 billion in the aggregate of certain Indebtedness the proceeds of which (after deducting expenses) will be used to pay one or more special dividends to the Performance Guarantor (collectively, the “Special Dividend”) and (ii) after the payment of such Special Dividend, consummate a separation of the Spin Entity (the “Spin-off”) from the Performance Guarantor, which Spin-off will be achieved through a distribution of at least a majority of the outstanding equity interests in the Spin Entity to the existing shareholders of the Performance Guarantor (together with the Special Dividend, collectively, the “Transaction”); and

WHEREAS, the Performance Guarantor and the Seller desire to amend the Performance Guaranty as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Joinder of Atlantic and Calyon to the Receivables Purchase Agreement.

(a) Atlantic as a Conduit. From and after the date hereof, Atlantic shall be a Conduit party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if Atlantic were an original party to the Receivables Purchase Agreement, and Atlantic assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Conduits and contained in the Receivables Purchase Agreement and the other Transaction Documents. Atlantic confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any other Conduit, any Managing Agent, any Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.

(b) Calyon as a Financial Institution. From and after the date hereof, Calyon shall be the Related Financial Institution for Atlantic party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if Calyon were an original party to the Receivables Purchase Agreement, and Calyon assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Financial Institutions contained in the Receivables Purchase Agreement and the other Transaction Documents. Calyon confirms that (i) it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Receivables Purchase Agreement and (ii) it will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, any other Financial Institution or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the other Transaction Documents.

(c) Appointment of Calyon as Managing Agent for Atlantic’s Purchaser Group. Pursuant to and in accordance with Section 13.1 of the Receivables Purchase Agreement, each of Atlantic and Calyon hereby designates Calyon as, and Calyon hereby agrees to perform the duties and obligations of, the Managing Agent for Atlantic’s Purchaser Group. From and after the date hereof, Calyon shall be a Managing Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents as if Calyon were an original party to the Receivables Purchase Agreement, and Calyon assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Managing Agents contained in the Receivables Purchase Agreement and the other Transaction Documents.

(d) Commitments and Conduit Purchase Limits of Atlantic’s Purchaser Group. Effective as of the date hereof, Calyon’s Commitment, as Related Financial Institution for Atlantic, shall be $102,000,000, and Atlantic’s Conduit Purchase Limit shall be $100,000,000.

(e) Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of Atlantic and Calyon as parties to the Receivables Purchase Agreement, and any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

SECTION 2. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is amended as follows:

(a) Section 9.1(c)(iii) of the Receivables Purchase Agreement is amended by replacing the phrase “the greater of (i) 2% of Adjusted Tangible Net Worth and (ii) $100,000,000.00” where it appears therein with the amount “$50,000,000”.

(b) Section 9.1(i) of the Receivables Purchase Agreement is amended by (i) deleting the phrase “or any Originator” where it appears in sub-clause (ii) thereof and (ii) inserting the phrase “or any Originator” immediately following “Performance Guarantor” where it appears in sub-clause (iii) thereof.

(c) The following new defined terms and definitions thereof are added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:

“Calyon” means Calyon New York Branch and its successors.

“Calyon Conduit” means Atlantic Asset Securitization LLC and its successors.

(d) The definition of “Fee Letter” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:

“Fee Letter” means each of (i) the letter agreement, dated as of November 13, 2008 among Seller, the BofA Conduit, and BofA, as it may be amended or modified and in effect from time to time and (ii) the letter agreement, dated as of November 13, 2008, among Seller, BTMU, the BTMU Conduit and BTMUNY, as it may be amended or modified and in effect from time to time, (iii) the letter agreement, dated as of November 13, 2008, among Seller, the RBS Conduit and RBS, as it may be amended or modified and in effect from time to time, (iv) the letter agreement, dated as of May 1, 2009, among Seller, the Calyon Conduit and Calyon, as it may be amended or modified and in effect from time to time, and (v) any other fee letter or similar letter agreement relating to the payment of fees to any of the Purchasers entered into among Seller, the Purchasers party thereto and/or any agent or agents acting on behalf of any such Purchasers, as any such fee letter or letter agreement may be amended or modified and in effect from time to time.

(e) The definition of “Purchase Limit” set forth in Exhibit I to the Receivables Purchase Agreement is amended by replacing each reference to the amount “$850,000,000” therein with a reference to the amount “$950,000,000”.

(f) Each of Exhibit II, Exhibit XI, Schedule A and Schedule C to the Receivables Purchase Agreement is replaced in its entirety with new Exhibit II, Exhibit XI, Schedule A and Schedule C, respectively, attached hereto.

SECTION 3. Amendments to the Performance Guaranty; Related Agreements.

(a) Amendments to the Performance Guaranty. The Performance Guaranty is hereby amended by replacing Section 7 thereof in its entirety with the following:

Section 7. Financial Covenants. Until the Obligations are paid in full, the Performance Guarantor covenants to the Beneficiary that the Performance Guarantor will not (i) permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Performance Guarantor to be less than 4.00 to 1.00 or (ii) permit the Consolidated Leverage Ratio at any time to be greater than 3.25 to 1.00.

Notwithstanding anything in this Guaranty to the contrary, for all measurement periods including the Spin-Off Date through the end of the fourth fiscal quarter period ending thereafter, the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio shall be calculated eliminating the results of the Spin Entity and its Subsidiaries and giving retroactive pro forma effect (i) to the Transaction and any debt repurchases or retirements to be consummated with the proceeds of the Special Dividend, but only to the extent that such debt repurchases or retirements actually occur within ninety (90) days after the Spin-off Date.

For purposes of this Section 7, the following terms have the following meanings:

“Agreement Accounting Principles” means generally accepted accounting principles in the United States of America in effect from time to time, applied in a manner consistent with that used in preparing the Performance Guarantor’s and its Subsidiaries’ June 30, 2006 audited consolidated financial statements and September 30, 2006 unaudited interim consolidated financial statements; provided, however, that if any change in Agreement Accounting Principles from those applied in preparing such financial statements affects the calculation of any financial covenant contained in this Guaranty, the Performance Guarantor and the Beneficiary hereby agree to negotiate in good faith towards making appropriate amendments to the provisions of this Guaranty to reflect as nearly as possible the effect of the financial covenants as in effect on May 1, 2009; provided, however, that no such amendment to this Guaranty shall be effective without the prior written consent of the Performance Guarantor, the Agent and the Required Financial Institutions.

“Bridge Indebtedness” means Indebtedness incurred by CareFusion Corporation and/or any other Subsidiary(ies) of the Performance Guarantor in an aggregate amount not in excess of $2,000,000,000 the proceeds of which (after deducting expenses) are required by the terms thereof to be used solely to pay one or more special dividends to the Performance Guarantor; provided that (i) neither the Performance Guarantor nor any of its Subsidiaries (other than CareFusion

Corporation and its Subsidiaries) shall guarantee such Indebtedness after the consummation of the Spin-off or have any other liability with respect thereto and (ii) such Indebtedness shall be unsecured until after consummation of the Spin-off.

“Capitalized Leases” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Consolidated” or “consolidated” means, when used with reference to any financial term in this Guaranty, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

“Consolidated EBITDA” means, for any period, for the Performance Guarantor and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable (current and deferred) by the Performance Guarantor and its Subsidiaries for such period; (iii) depreciation and amortization expense for such period; (iv) non-cash share-based compensation expense for such period; (v) impairment charges, losses on sales of assets and acquired in-process research and development charges for such period, to the extent each is non-cash and non-recurring; (vi) non-recurring transaction costs incurred in connection with the Spin-off; and (vii) other non-recurring expenses of the Performance Guarantor and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax benefit (current and deferred) of the Performance Guarantor and its Subsidiaries for such period; (ii) non-cash gains on sales of assets for such period; and (iii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Performance Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (e) Capitalized Lease Obligations, (f) without duplication, all Contingent Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Performance Guarantor or any Subsidiary thereof, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Performance Guarantor or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Performance Guarantor or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Performance Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Performance Guarantor and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with Agreement Accounting Principles, and (b) the portion of rent expense of the Performance Guarantor and its Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with Agreement Accounting Principles.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date plus (ii) Securitization Obligations as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Performance Guarantor and its Subsidiaries on a consolidated basis and in accordance with Agreement Accounting Principles, the net income of the Performance Guarantor and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Contingent Obligations” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person for Indebtedness, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, operating lease, securitization transaction or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided, however, that any assumption, guaranty, endorsement or undertaking with respect to any liability of any of the Performance Guarantor’s Subsidiaries to any other of its Subsidiaries shall not be a Contingent Obligation of the Performance Guarantor.

“Indebtedness” of a Person means, as of any date, such Person’s (i) obligations for borrowed money or evidenced by bonds, notes, acceptances, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers’ acceptances, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (v) Capitalized Lease Obligations, (vi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (vii) any Rate Hedging Obligations of such Person, and (viii) all Contingent Obligations of such Person with respect to or relating to the indebtedness, obligations and liabilities of others as described in clauses (i) through (vii) of this definition.

“Lien” means any lien (statutory or otherwise), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

“Rate Hedging Agreement” means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, commodity prices or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

“Rate Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereto and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

“Securitization Obligations” means, as of any date of determination, the outstanding principal amount of all obligations evidenced by bonds, notes or similar instruments by any issuing entity established by or related to the Performance Guarantor or any of its Subsidiaries in connection with any account receivables sale or securitization transaction entered into by the Performance Guarantor or any of its Subsidiaries (including, without limitation, the transactions contemplated by the Receivables Purchase Agreement).

“Special Dividend” means one or more special dividends, in an aggregate amount of not less than $1,000,000,000, paid to the Performance Guarantor by the Spin Entity prior to the consummation of the Spin-off.

“Spin Entity” means CareFusion Corporation, a wholly-owned Subsidiary of the Performance Guarantor, together with any other Subsidiary(ies) of the Performance Guarantor that incurs Bridge Indebtedness.

“Spin-off” means the separation of the Spin Entity from the Performance Guarantor, which separation will be achieved by a distribution of at least a majority of the outstanding equity interests in CareFusion Corporation to the existing shareholders of the Performance Guarantor and 100% of the equity interests of any other entity that incurs Bridge Indebtedness being owned, directly or indirectly, by CareFusion Corporation at the time of such separation.

“Spin-off Date” means the date on which the Performance Guarantor consummates the Spin-off.

(b) Consent to Amendments. The Agent and the Managing Agents hereby consent to the amendments set forth in this Section 3.

(c) Reaffirmation of Performance Guaranty. The Performance Guarantor hereby reaffirms its obligations under the Performance Guaranty (as amended hereby) and each other Transaction Document to which it is a party and confirms that its obligations under each of the foregoing continue in full force and effect with respect to the Receivables Purchase Agreement (as amended hereby) and each other Transaction Document to which it is a party.

(d) Additional Covenants of the Performance Guarantor. Promptly after the same are available (but in any event on or before the date on which the Performance Guarantor consummates the Spin-off), the Performance Guarantor shall furnish, or shall have furnished, to the Agent, with sufficient copies for the Managing Agents: (a) resolutions of the Board of Directors of the Performance Guarantor authorizing the Spin-off as certified by the Secretary or Assistant Secretary of the Performance Guarantor, (b) evidence as to the consummation of the Spin-off, such evidence to be in form and substance reasonably satisfactory to the Agent and the Performance Guarantor and (c) upon the request of the Agent, such further instruments, documents and certificates with respect to the Spin-off that may be necessary or advisable in the reasonable opinion of the Agent in order for the Conduits, the Financial Institutions, the Managing Agents and the Agent to comply with all applicable regulatory requirements.

SECTION 4. Representations and Warranties.

On the date hereof, each Seller Party and the Performance Guarantor hereby represents and warrants (as to itself) to the Purchasers, the Managing Agents, the Agent and, in the case of the representations and warranties made by the Performance Guarantor, the Seller that:

(a) after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event;

(b) after giving effect to this Amendment, the representations and warranties of such Person set forth in the Receivables Purchase Agreement and each other Transaction Document are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c) this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

SECTION 5. Amendment Fee.

In connection with the execution and delivery of this Amendment, the Seller shall pay or cause to be paid, on or prior to the date hereof, to each Financial Institution (other than Calyon) an amendment fee (the “Amendment Fee”) in an amount, in each case, equal to 0.05% of such Financial Institution’s Commitment as of the date hereof, which Amendment Fee (i) shall be paid by wire transfer of immediately available funds to the accounts specified for such Financial Institution in Schedule A to the Receivables Purchase Agreement (as amended hereby) and (ii) is non-refundable, is fully earned on the date hereof and is in addition to (and not in substitution for) any other amounts payable by the Seller or any other Person under the Transaction Documents.

SECTION 6. Conditions to Effectiveness.

This Amendment shall become effective as of the date hereof (subject to Section 7 below) upon satisfaction of all the following conditions precedent:

(a) receipt by the Agent of counterparts of this Amendment, duly executed by each of the parties hereto;

(b) receipt by Calyon of counterparts to the Fee Letter for Atlantic’s Purchaser Group being entered into as of the date hereof, duly executed by each of the parties thereto;

(c) receipt by each Financial Institution (other than Calyon) of such Financial Institution’s Amendment Fee paid in full in accordance with Section 5 above;

(d) receipt by Calyon of the “Up-Front Fee” paid under and in accordance with the Fee Letter described in clause (b) above;

(e) receipt by Calyon and Atlantic of written authorizations from in-house and outside counsel to the Seller Parties, in each case, stating that Calyon and Atlantic may rely upon the opinions delivered by such counsel to the other Conduits, Financial Institutions and Managing Agents in connection with the transactions contemplated by the Receivables Purchase Agreement as if Calyon and Atlantic were original addressees thereof; and

(f) receipt by each Conduit (or its Managing Agent on its behalf), to the extent required under the documents governing such Conduit’s Commercial Paper program, of confirmations from each applicable Rating Agency that this Amendment and the transactions contemplated hereby will not cause such Rating Agency to reduce or withdraw its rating (if any) on such Conduit’s Commercial Paper.

SECTION 7. Effectiveness of Certain Amendments related to the Transaction.

Notwithstanding anything to the contrary herein, the amendments to the Receivables Purchase Agreement set forth in Section 2(a) and the amendments to the Performance Guaranty set forth in Section 3(a) shall not be effective until the date on which the following conditions precedent shall have been satisfied:

(a) the conditions precedent to this Amendment set forth in Section 6 above shall have been satisfied;

(b) the Performance Guarantor shall have consummated the Transaction;

(c) the Agent and each Managing Agent shall have received the following (in each case, in form and substance reasonably satisfactory to the Agent and the Managing Agents):

(i) ratings announcements from each of S&P and Moody’s evidencing an issuer rating (from Moody’s) and corporate credit rating (from S&P), after giving pro forma effect to the Transaction, for the Performance Guarantor, of BBB- or better, in the case of S&P, and Baa3 or better, in the case of Moody’s;

(ii) (A) a consolidating balance sheet of the Performance Guarantor and its Subsidiaries as at June 30, 2008 and related consolidating profit and loss statements, and statement of cash flows for the fiscal year ending June 30, 2008 (in each case eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend), (B) a consolidating balance sheet of the Performance Guarantor and its Subsidiaries as at December 31, 2008 and related consolidating profit and loss statements, and statement of cash flows (in each case eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend) for the six months then ended, and (C) consolidating profit and loss statements, and statement of cash flows (in each case eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend) for the six month period ended December 31, 2007, in form reasonably acceptable to the Agent, and prepared in accordance with Agreement Accounting Principles, it being understood that such statements will be Performance Guarantor-prepared and unaudited;

(iii) in addition to the items referred to in clause (ii) above, any other financial statements and financial projections that may be provided by or on behalf of the Performance Guarantor to S&P or Moody’s in connection with their ratings analysis with respect to the Transaction;

(iv) Performance Guarantor-prepared financial projections for the Performance Guarantor and its Subsidiaries for the fiscal year ended June 30, 2010, which shall not include the results of the Spin Entity but shall give pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend, all in the same form and substance as any delivered to S&P and Moody’s in connection with their ratings analysis and in form reasonably acceptable to the Agent;

(v) evidence that Consolidated EBITDA for the Performance Guarantor and its Subsidiaries on a consolidated basis (eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend), measured for the period of four consecutive fiscal quarters ended December 31, 2008 and based on the financial statements delivered pursuant to clause (ii) above, is at least $1.3 billion. For purposes of this clause (v), “Consolidated EBITDA” shall be measured as of the subject period referred to above and shall otherwise have the meaning assigned to such term in Section 3(a) of this Amendment; all other capitalized terms used therein shall have the meanings assigned to such terms in Section 3(a) of this Amendment; and

(vi) evidence that the Consolidated Leverage Ratio for the Performance Guarantor and its Subsidiaries on a consolidated basis (eliminating the results of the Spin Entity and its Subsidiaries and giving pro forma effect to the Transaction and any debt repurchases or retirements to be consummated using proceeds of the Special Dividend), measured for the period of four consecutive fiscal quarters ended December 31, 2008 and based on the financial statements delivered pursuant to clause (ii) above, does not exceed 2.30 to 1.00. For purposes of this clause (vi), “Consolidated Leverage Ratio” shall be measured as of the subject period referred to above and shall otherwise have the meaning assigned to such term in Section 3(a) of this Amendment; all other capitalized terms used therein shall have the meanings assigned to such terms in Section 3(a) of this Amendment; and

(d) that certain Amendment No. 1 to Credit Agreement and Limited Consent, among the Performance Guarantor, as borrower, BofA, as administrative agent, and the other parties thereto, which amends the Performance Guarantor’s Credit Agreement, dated as of January 24, 2007, to include financial covenants substantially similar to those set forth in Section 3(a) above, shall have become effective in accordance with its terms (including, without limitation, any provisions thereof that by their terms do not become effective until consummation of the Transaction).

SECTION 8. Counterparts; Delivery.

This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Effect of Amendment; Ratification.

(a) Except as specifically amended hereby, the Receivables Purchase Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Receivables Purchase Agreement, shall be deemed to be references to the Receivables Purchase Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.

(b) Except as specifically amended hereby, the Performance Guaranty is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Performance Guaranty (or in any other Transaction Document) to “the Performance Guaranty”, “this Guaranty”, “hereof”, “herein”, or words of similar effect, in each case referring to the Performance Guaranty, shall be deemed to be references to the Performance Guaranty as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Performance Guaranty other than as specifically set forth herein.

SECTION 10. GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

SECTION 11. Section Headings.

The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Receivables Purchase Agreement or any provision hereof or thereof.

[Signatures pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CARDINAL HEALTH FUNDING, LLC, as Seller

By:	/s/ Jeffery W. Proctor

Name:	Jeffery W. Proctor
Title:	President

GRIFFIN CAPITAL, LLC, as Servicer

By:	/s/ Jeffery W. Proctor

Name:	Jeffery W. Proctor
Title:	President

S-1	Second Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement and Amendment to the Performance Guaranty

RANGER FUNDING COMPANY LLC, as a Conduit

By:	/s/ Doris J. Hearn

Name:	Doris J. Hearn
Title:	Vice President

BANK OF AMERICA, N.A., as Related Financial Institution for Ranger

By:	/s/ Matt Zimmerman

Name:	Matt Zimmerman
Title:	Vice President

BANK OF AMERICA, N.A., as Managing Agent for Ranger’s Purchaser Group

By:	/s/ Matt Zimmerman

Name:	Matt Zimmerman
Title:	Vice President

S-2	Second Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement and Amendment to the Performance Guaranty

WINDMILL FUNDING CORPORATION, as a Conduit

By:	/s/ John L. Fridlington

Name:	John L. Fridlington
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Related Financial Institution for Windmill

By: RBS Securities Inc., as agent

By:	/s/ David Viney

Name:	David Viney
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as Managing Agent for Windmill’s Purchaser Group

By: RBS Securities Inc., as agent

By:	/s/ David Viney

Name:	David Viney
Title:	Managing Director

S-3	Second Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement and Amendment to the Performance Guaranty

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

CALYON NEW YORK BRANCH, as Related Financial Institution for Atlantic

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

CALYON NEW YORK BRANCH, as Managing Agent for Atlantic’s Purchaser Group

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

S-4	Second Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement and Amendment to the Performance Guaranty

VICTORY RECEIVABLES CORPORATION, as a Conduit

By:	/s/ Louise E. Colby
Name: Louise E. Colby
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Related Financial Institution for Victory

By:	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Managing Agent for Victory’s Purchaser Group

By:	/s/ Aditya Reddy
Name: Aditya Reddy
Title: VP and Manager

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:	/s/ Aditya Reddy
Name: Aditya Reddy
Title: VP and Manager

S-5	Second Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement and Amendment to the Performance Guaranty

CARDINAL HEALTH, INC., as Performance Guarantor

By:	/s/ Linda Harty
Name: Linda Harty
Title: EVP, Treasurer

S-6	Second Amendment and Joinder to the Third Amended and Restated Receivables Purchase Agreement and Amendment to the Performance Guaranty

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent

12th Floor

1251 Avenue of the Americas

New York, NY 10020

Attention: Hermina Batson

The Royal Bank of Scotland plc, as a Managing Agent

540 West Madison Street, 27th Floor

Chicago, IL 60661

Attention: Kristina Neville, Sheila Brooks & Sharon Jones

Bank of America, N.A., as a Managing Agent

NC1-027-19-01

214 North Tryon Street

Charlotte, NC 28255

Attention: Nina Stevenson

Calyon New York Branch, as a Managing Agent

1301 Avenue of the Americas

New York, NY 10019

Attention: Debt Capital Markets - Securitization

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007, as amended, by and among Cardinal Health Funding, LLC, a Nevada limited liability company (the “Seller”), Griffin Capital, LLC, as Servicer, the Financial Institutions, the Conduits, the Managing Agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

The Agent and the Managing Agents are hereby notified of the following Incremental Purchase:

Ex. II-1

Purchase Price:	$
Portion of the Purchase Price Payable by the BofA Conduit’s Purchaser Group:[1]	$
Portion of Purchase Price Payable by the BTMU Conduit’s Purchaser Group:[2]	$
Portion of Purchase Price Payable by the RBS Conduit’s Purchaser Group:[3]	$
Portion of Purchase Price Payable by the Calyon Conduit’s Purchaser Group:[4]	$
Date of Purchase:
Requested Discount Rate:	[LIBO Rate] [Prime Rate] [Pooled Commercial Paper rate] [Special Pooled Commercial Paper rate]
Requested Tranche Period:	[ ]

Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to]:

[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. no. (      )

Please advise [Name] at telephone no. (      )                    if any Conduit will not be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true

[1]	This amount will be equal to the BofA Conduit’s Pro Rata Share of the Purchase Price specified above.
[2]	This amount will be equal to the BTMU Conduit’s Pro Rata Share of the Purchase Price specified above.
[3]	This amount will be equal to the RBS Conduit’s Pro Rata Share of the Purchase Price specified above.
[4]	This amount will be equal to the Calyon Conduit’s Pro Rata Share of the Purchase Price specified above.

Ex. II-2

on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

(i) the representations and warranties of the Seller set forth in Section 5.1 and 5.2 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date);

(ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

(iii) the Amortization Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

(iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

CARDINAL HEALTH FUNDING, LLC

By:
Name:
Title:

Address:

Ex. II-3

EXHIBIT XI

FORM OF REDUCTION NOTICE

                                    , 20___

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent

12th Floor

1251 Avenue of the Americas

New York, NY 10020

Attention: Hermina Batson

The Royal Bank of Scotland plc, as a Managing Agent

540 West Madison Street, 27th Floor

Chicago, IL 60661

Attention: Kristina Neville, Sheila Brooks & Sharon Jones

Bank of America, N.A., as a Managing Agent

NC1-027-19-01

214 North Tryon Street

Charlotte, NC 28255

Attention: Nina Stevenson

Calyon New York Branch, as a Managing Agent

1301 Avenue of the Americas

New York, NY 10019

Attention: Debt Capital Markets - Securitization

Ladies and Gentlemen:

The undersigned, ____________________________, refers to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, Griffin Capital, LLC, as Servicer ( “Servicer”), certain Conduits party thereto, certain Financial Institutions parties thereto, certain Managing Agents party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent for such Conduits and Financial Institutions (the Conduits and the Financial Institutions, collectively, the “Purchasers”). Pursuant to Section 1.3 of the Receivables Purchase Agreement, the undersigned hereby irrevocably notifies you that it will repay [all] [a portion] of the Capital outstanding under the Receivables Purchase Agreement and in that connection sets forth below the information relating to such repayment (the “Proposed Reduction”):

The Business Day of the Proposed Reduction is _________________, 20_____.

The total amount of the Proposed Reduction is $                .

Ex. XI-1

The Pro Rata Share of the Proposed Reduction for each Conduit is:

$______________ for Atlantic Asset Securitization LLC;

$______________ for Ranger Funding Company LLC;

$______________ for Victory Receivables Corporation; and

$______________ for Windmill Funding Corporation.

The Pro Rata Share of the Proposed Reduction for each Financial Institution is: $______________ for BofA, $_______________ for BTMU, $_______________ for Calyon and $______________ for RBS.

On the date of the Proposed Reduction, the Seller shall pay to each relevant Purchaser(s), an amount equal to (i) such Purchaser’s Pro Rata Share of the outstanding Capital described above, plus (ii) all Broken Funding Costs (if any), plus (iii) all other amounts payable to the Agent or any Purchaser under the Transaction Documents.

Very truly yours,

CARDINAL HEALTH FUNDING, LLC
By:
Name:
Title:
Address:

Ex. XI-2

SCHEDULE A

COMMITMENTS, CONDUIT PURCHASE LIMITS, WIRING INSTRUCTIONS,

RELATED FINANCIAL INSTITUTIONS AND MANAGING AGENTS

Financial Institutions, Commitments and Wiring Instructions

for Financial Institutions

Financial Institution	Commitment	Wiring Instructions for Payments to Financial Institutions (Wiring instructions for payments to Conduits are on the following page)

Bank of America, N.A., with respect to Ranger Funding Company LLC	$306,000,000

For any up-front or closing fees, to the following account:

Bank: Bank of America

Benf: Asset Securitization Wire Clearing

ABA: 026-009-593

A/c# 109360-0656600

Ref: Cardinal Health / Upfront

Attn: Sean Walsh

For any other payments, to the account specified for Ranger Funding Company, LLC on the following page.

Calyon New York Branch, with respect to Atlantic Asset Securitization LLC	$102,000,000	Calyon Americas New York Branch ABA # 026008073 Account # 01-25680-0001-00-001 Account Name: Atlantic Asset Securitization Ref: Cardinal Health Funding LLC Attn: Roman Burt

The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, with respect to Victory Receivables Corporation	$306,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch ABA#: 026-00963-2 A/C #: 97770191 Attn: Loan Operations Group Ref: Cardinal Health

The Royal Bank of Scotland plc, with respect to Windmill Funding Corporation	$255,000,000	ABN AMRO Bank, N.V. New York, New York ABA#: 026 0095 80 A/C Name: Windmill Funding Corporation A/C#: 451118894850 Ref: Cardinal Health Funding LLC

Sch. A-1

Conduit Purchase Limits, Wiring Instructions for Conduits and

Related Financial Institutions of Conduits

Conduit	Conduit Purchase Limit	Wiring Instructions for Conduits	Related Financial Institution

Atlantic Asset Securitization LLC	$100,000,000	Calyon Americas New York Branch ABA # 026008073 Account # 01-25680-0001-00-001 Account Name: Atlantic Asset Securitization Ref: Cardinal Health Funding LLC Attn: Roman Burt	Calyon New York Branch

Ranger Funding Company LLC	$300,000,000

Ranger Funding Company LLC

Bank: Deutsche Bank (New York, NY)

Benf: DTBCA as Agent for Ranger Funding

ABA: 021 001 033

A/C Name:

A/C# 00 384 710

Ref: Cardinal Health / Ongoing Fees

Attn: Orinthia Skeete

			Bank of America, N.A.

Victory Receivables Corporation	$300,000,000	Deutsche Bank Trust Company Americas ABA #: 021-001-033 A/C Name: Corporate Trust & Agency Services A/C No.: 01419647 Ref: Victory Receivables / Cardinal Health	The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch

Windmill Funding Corporation	$250,000,000	ABN AMRO Bank, N.V. New York, New York ABA#: 026 0095 80 A/C Name: Windmill Funding Corporation A/C #: 451118894850 Ref: Cardinal Health Funding LLC	The Royal Bank of Scotland plc

Sch. A-2

Managing Agents

Purchasers	Managing Agent

Atlantic Asset Securitization LLC, as Conduit Calyon New York Branch, as Financial Institution	Calyon New York Branch

Ranger Funding Company LLC, as Conduit Bank of America, N.A., as Financial Institution	Bank of America, N.A.

Victory Receivables Corporation, as Conduit The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Windmill Funding Corporation, as Conduit The Royal Bank of Scotland plc, as Financial Institution	The Royal Bank of Scotland plc

Purchaser Groups

Atlantic Asset Securitization LLC, as Conduit

Calyon New York Branch as Financial Institution and as Managing Agent

Ranger Funding Company LLC, as Conduit

Bank of America, N.A, as Financial Institution and as Managing Agent

Victory Receivables Corporation, as Conduit

The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Managing Agent

Sch. A-3

Windmill Funding Corporation, as Conduit

The Royal Bank of Scotland plc, as Financial Institution and as Managing Agent

Agent and Wiring Instructions for the Agent

Agent	Wiring Instructions for Agent

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch ABA#: 026-00963-2 A/C #: 97770191 Attn: Loan Operations Group Ref: Cardinal Health

Sch. A-4

SCHEDULE C

NOTICE ADDRESSES

Seller:	Cardinal Health Funding, LLC 7660 W. Cheyenne Avenue
Suite 113
Las Vegas, Nevada 89129
Attention: Sharon Hasselbach

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Assistant General Counsel - Finance or, for purposes of Sections 3.3 and 4.2 only, Treasury (Fax No. 614/652-8639)

Servicer:	Griffin Capital, LLC 7660 W. Cheyenne Avenue
Suite 113
Las Vegas, Nevada 89129
Attention: Sharon Hasselbach

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Assistant General Counsel - Finance

Calyon:	Calyon New York Branch
1301 Avenue of the Americas
New York, NY 10019
Attention: Debt Capital Markets - Securitization
Fax: (212) 459-3528

Calyon Conduit	Atlantic Asset Securitization
c/o Calyon New York Branch
1301 Avenue of the Americas
New York, NY 10019
Attention: Debt Capital Markets - Securitization
Fax: (212) 459-3528
(with a copy to Calyon)

Sch. C-1

BofA:	Bank of America, N.A.
NC1-027-19-01
214 North Tryon Street
Charlotte, NC 28255
Attn: Nina Stevenson
Fax: 212-548-8891

Sch. C-2

BofA Conduit:	Ranger Funding Company LLC
c/o AMACAR Group, L.L.C.
6525 Morrison Blvd., Suite 318
Charlotte, North Carolina 28211
Attn: Ms. Evelyn Echevarria
Fax: (704) 365-1362

(with a copy to BofA)

BTMUNY and BTMU:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attn: Hermina Batson
Fax: (212) 782-6998

BTMU Conduit:	Victory Receivables Corporation
c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attn: Aditya Reddy
Fax: (212) 782-6448

(with a copy to BTMUNY)

RBS:

The Royal Bank of Scotland plc

540 W. Madison St., 27th floor

Chicago, IL 60661

Attn: Kristina Neville

Fax: 312-338-0140

(with a copy of any Purchase Notices or
Reduction Notices to the RBS Conduit at its
address below)

RBS Conduit:	Windmill Funding Corporation
c/o The Royal Bank of Scotland plc
540 West Madison Street, 27th Floor
Chicago, Illinois 60661
Attention: Sheila Brooks / Sharon Jones
Fax: 312-601-3616

(with a copy to RBS)

Sch. C-3